APPENDIX A
to the DISTRIBUTION AGREEMENT
Dated May 26, 2015 between PACER FUNDS TRUST
and
PACER FINANCIAL, INC.

As Amended December 21, 2020

LIST OF PORTFOLIOS

Pacer Trendpilot® US Large Cap ETF
Pacer Trendpilot® US Mid Cap ETF
Pacer Trendpilot® 100 ETF
Pacer Trendpilot® European Index ETF
Pacer Autopilot Hedged European Index ETF
Pacer US Export Leaders ETF
Pacer International Export Leaders ETF
Pacer Global Cash Cows Dividend ETF
Pacer US Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows 100 ETF
Pacer US Small Cap Cash Cows 100 ETF
Pacer WealthShield ETF
Pacer Benchmark Hotel & Lodging Real Estate SCTR℠ ETF
Pacer Benchmark Apartments & Residential Real Estate SCTR℠ ETF
Pacer Benchmark Healthcare Real Estate SCTR℠ ETF
Pacer Benchmark Industrial Real Estate SCTR℠ ETF
Pacer Benchmark Data & Infrastructure Real Estate SCTR℠ ETF
Pacer Military Times Best Employers ETF
Pacer CFRA-Stovall Equal Weight Seasonal Rotation ETF
Pacer CFRA-Stovall Global Seasonal Rotation ETF
Pacer Trendpilot® International ETF
Pacer Trendpilot® Fund of Funds ETF
Pacer US Cash Cows Growth ETF
Pacer Cash Cows Fund of Funds ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer Trendpilot US Bond ETF
Pacer American Energy Independence ETF
Pacer CSOP FTSE China A50 ETF
Pacer BioThreat Strategy ETF
Pacer Lunt Large Cap Alternator ETF
Pacer Lunt Large Cap Multi-Factor Alternator ETF
Pacer Lunt MidCap Multi-Factor Alternator ETF
Pacer Salt High truBeta US Market ETF
Pacer Salt Low truBetaTM US Market ETF

Pacer Citi S&P 500 ETF
Pacer Swan SOS Conservative (December) ETF
Pacer Swan SOS Conservative (March) ETF
Pacer Swan SOS Conservative (June) ETF
Pacer Swan SOS Conservative (September) ETF
Pacer Swan SOS Moderate (December) ETF
Pacer Swan SOS Moderate (March) ETF
Pacer Swan SOS Moderate (June) ETF
Pacer Swan SOS Moderate (September) ETF
Pacer Swan SOS Flex (December) ETF
Pacer Swan SOS Flex (March) ETF
Pacer Swan SOS Flex (June) ETF
Pacer Swan SOS Flex (September) ETF
Pacer Swan SOS Fund of Funds ETF

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date set forth above.

PACER FUNDS TRUST	PACER FINANCIAL, INC.
By: /s/ Joe M. Thomson	By: /s/ Joe M. Thomson
Name: Joe M. Thomson	Name: Joe M. Thomson
Title: President and Chairman	Title: President

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